SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC. 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported) November 3, 1997
                                                    -----------------



                               UNOCAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)



           1-8483                                    95-3825062
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(Commission File Number)                 (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California             90245
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(Address of Principal Executive Offices)                           (Zip Code)



                                 (310) 726-7600
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              (Registrant's Telephone Number, Including Area Code)

Item 5.           Other Events.

On November 3, 1997 the following news release was issued:

                    JURY AWARDS UNOCAL DAMAGES FOR RFG PATENT
                  INFRINGEMENT; LITTLE IMPACT ON CONSUMERS SEEN
                  ---------------------------------------------

         El Segundo, Calif., Nov. 3, 1997 -- A Federal District Court jury today awarded Unocal Corporation 5-3/4 cents per gallon in damages for infringement of the company's cleaner burning reformulated gasoline patent by six of the nation's largest oil companies. A third phase of the trial is scheduled to be heard by Judge Kim Wardlaw beginning Dec. 2.

         Evidence presented during the trial showed that 1.19 billion gallons, or 29.1 percent of the total California reformulated gasoline manufactured by the defendants between March 1, 1996, and July 31, 1996, infringed on Unocal's patent. Of that, 60 percent was premium grade gasoline (92 octane or greater), which accounts for about one-fifth of the total gallons manufactured.

         "The jury's decision recognizes the major advancements in cleaner burning gasoline technology that were developed and patented by Unocal scientists," said Roger C. Beach, Unocal chairman and chief executive officer. "Our scientists took an innovative approach and isolated the key characteristics of gasoline that reduce tailpipe emissions and maintain engine performance. This research resulted in gasoline formulations that help improve air quality throughout California."

         Beach went on to say that the company is prepared to discuss reasonable licensing arrangements with the defendants and other refiners for the use of its patented formulations as it was in 1995.

         The patent assists refiners in complying with the Phase 2 reformulated gasoline regulations established by the California Air Resources Board (CARB).

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

         "We don't believe that this jury award and subsequent licensing fees should have a significant impact on consumer prices," Beach said. "Ultimately, the individual refiners and the marketplace will determine the financial impact of the patent royalty on California motorists."
         The Unocal patent would generally only apply to a portion of the "summer gasolines" manufactured during 7-1/2 months of the year.
         The company said that it has consistently indicated its willingness to make the patent available to all refiners, but the six major companies chose instead to contest the patent in court. The rate of subsequent infringement by the defendants has not yet been determined. The company also does not know the degree of infringement by other refiners since they began manufacturing CARB Phase 2 gasolines.
         Unocal conducted its independent research into cleaner burning gasolines to meet anticipated federal Clean Air Act goals without having to resort to ineffective fuels, controversial additives, or costly alternative vehicles. The company's research found that by controlling the Reid Vapor Pressure, olefin content, distillation boiling points and other properties of gasoline, one could achieve significant reduction in tailpipe emissions. Unocal's emissions research, the invention of the gasoline formulations and filing of the patent application all preceded the CARB Phase 2 regulations. In fact, Unocal shared its research findings with CARB prior to the finalization of the Phase 2 regulations. The company applied for the patent in December 1990, CARB issued the final Phase 2 regulations in November 1991. The U.S. Patent and Trademark office awarded Unocal the patent in February 1994.


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

Note to Editors: Following is additional information on the infringement of Unocal's patent by the defendants, a statistical comparison of Unocal and the six defendant companies, a backgrounder on Unocal's patent, and the confidentiality agreement of the 1989 Auto/Oil research program.

                       UNOCAL REFORMULATED GASOLINE PATENT
                        INFRINGEMENT/ROYALTY INFORMATION
                     (Based on evidence presented at trial)

     The damages  assessed  by the jury  applies to only 29.1% of total CARB RFG
     volumes   (14.9%  of   regular/mid   grade  and  82.6%  of  premium  grade)
     manufactured by the six defendants from March 1, 1996-July 31, 1996.

     About 60% of the infringing gallons were premium grade (92 octane or greater), which accounted for only 21.2% of the total volume manufactured and is used by high-performance vehicles.

     On an annual basis, patent would only apply to RFG gasolines produced for roughly 7-1/2 months, or about 60%, of the year ("summer gasoline").

     Rate  of  infringement   by  the  defendants   after  July  31,  1996,  and
     infringement  by other refiners has yet to be determined.

     Ongoing license fee has yet to be negotiated with infringing companies

PRODUCTION DATA PRESENTED AT TRIAL:
-----------------------------------

Period of infringement addressed at trial:   March 1, 1996 to July 31, 1996

Total CARB RFG volumes manufactured
during period of                            4.12 billion gallons
infringement by defendants:                 -- 3.25 billion gallons regular/mid-
                                               grade
                                            -- 875 million gallons premium grade

Gasoline volumes  manufactured              1.19 billion gallons infringed
by defendants that on  Unocal's patent      -- 485 million gallons
during  the   infringement                  -- 714 million gallons premium grade
regular/mid-grade period

Ratio of infringing  gallons to             29.1% of total CARB
total volumes  manufactured                 -- 14.9% of regular/mid-grade
RFG volumes by defendants                   -- 82.6% of premium grade


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

                      UNOCAL'S REFORMULATED GASOLINE PATENT
                       PROFILES OF THE INVOLVED COMPANIES

                                                   1996 Revenues    1996 Assets
Company                                             (million $)      (million $)

Unocal Corporation .......................           $  5,328           $  9,153

Defendants:
   Atlantic Richfield ....................           $ 19,169           $ 25,715
   Chevron ...............................             43,893             34,854
   Exxon .................................            134,249             95,527
   Mobil .................................             81,503             46,408
   Shell .................................             29,151             28,709
   Texaco ................................             45,500             26,963
     Total Defendants ....................           $353,465           $258,176

                      UNOCAL'S REFORMULATED GASOLINE PATENT
                                   BACKGROUND

Overview
Unocal Corporation's patent for reformulated gasoline was the fruit of the company's independent research program, which developed a new way to produce cleaner burning fuels that meet federal and California air quality standards without using controversial additives. The patented reformulated gasolines benefit consumers, the industry, and the environment:

     The industry benefits from an economical means to produce cleaner burning gasolines with minimal modifications to existing plants, transportation systems and service stations.

     Consumers benefit through the use of cleaner burning gasolines that don't rely on controversial gasoline additives or force them to use costly alternative vehicles.

     The environment benefits from cleaner air and the incentives other companies will have to develop their own reformulated fuels, or to accept Unocal's offer to license the patent.

Unocal will offer its patent for license in order to spread these benefits as widely as possible to industry and the public.

Companies that invest in environmental technologies research take a major risk that their expensive efforts will end in failure. Patents and licenses are the way in which these companies are rewarded for their technological breakthroughs. Prospects for more research and a better environment are enhanced when other companies see that successful efforts to reduce pollution are appropriately rewarded in the marketplace.

REGULATORY CONTEXT
California has the strictest clean fuel standards in the country. The Phase 2 requirements for lower-emission gasolines were issued by CARB under authority of the federal 1990 Clean Air Act amendments. Those amendments require states to meet and maintain federally mandated standards for air quality.

As part of its rulemaking process, CARB gathered information from industry members (including Unocal), environmentalists, consumers and scientific leaders. Based on the best available data, the agency formulated its specifications for Phase 2 gasolines. It is important to note that while Unocal's patented gasolines meet these CARB specifications, the company's research program preceded CARB's adoption and publication of the Phase 2 requirements. In fact, Unocal applied for its patent 10 months before CARB issued its regulations.

HOW THE PATENT FITS IN
Having met the legal requirements to obtain a patent -- namely, establishing its invention to be "new and non-obvious" -- Unocal received Patent No. 5,288,393 from the United States Patent and Trademark office on February 22, 1994.

Unocal's patent includes many of the possible fuel compositions that refiners find practical to manufacture, while still complying with CARB's Phase 2 requirements. CARB has issued a "predictive model" that allows for refiners to adjust various characteristics of the fuel to achieve low emissions. Although other oil companies may develop their own fuels, Unocal will offer its patent for license in order to spread the benefits of lower emissions from its patented fuels (without the use of controversial additives) as widely as possible to the industry and the public.

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

Offers to license a government-mandated product have several precedents, even within the petroleum industry. Both Texaco and Chevron sought license fees from other oil companies for their discoveries pertaining to CARB-certified diesel fuels. Arco also filed a patent application for its version of RFG in July 1992, but later withdrew the application.

Within the auto industry, seat belts, air bags and catalytic converters are examples of inventions that were patented, licensed and then mandated by the government. Unocal's patented reformulated gasolines provide the industry with a way to economically produce cleaner burning fuels without the use of controversial additives.

TIMELINE 1989 Auto/Oil study group formed in October

1990 Unocal  filed RFG  patent  application  based on  independent  research  on
     December 13
1991 Unocal results presented to CARB in June CARB issued Phase 2 regulations in
     November
1992 Arco filed for RFG patent in July 1993 Texaco offered to license CARB diesel formula
     Chevron filed application for CARB diesel patent and offered to sell license to Unocal CARB diesel introduced
1994 Unocal awarded RFG patent on February 22
1995 EPA RFG introduced
     Unocal announced RFG patent on January 31 Chevron awarded CARB diesel patent Plaintiffs filed suit against Unocal on April 13
1996 CARB Phase 2 production began March 1
1997 Trial began on July 15
     Jury returned verdict upholding validity of patent on Oct. 14

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

                         INDEPENDENT RESEARCH PROVISIONS
                        AUTO/OIL AIR QUALITY IMPROVEMENT
                           RESEARCH PROGRAM AGREEMENT
                                  OCTOBER 1989

In October 1989, 14 U.S. oil companies and the Big Three U.S. automakers entered into an agreement to develop data on how vehicle emissions can be reduced through improved gasoline formulations, alternative fuels and advances in automobile technology. This joint study agreement explicitly provided that the individual companies could pursue their own simultaneous, independent research. No company would be obligated to disclose the existence of this independent effort or share the results with the other participants.

Following is paragraph 6-B (pp 14-15) of the agreement, which was signed by all of the study participants, relating to independent research.

6.   Confidentiality and Intellectual Property Rights.
     -------------------------------------------------
B.   Independent Research.  Each Member (and each Associate Member) shall retain
     ---------------------
the right to engage in independent research, alone or with others, including other participants in the Program, on any matter, including reformulated gasoline, methanol, other alternative fuels or automotive technology including emission control systems. A member who has undertaken or desires to undertake an independent research project shall not be obligated by reason of this Agreement to (I) disclose to the Program or the other Members the fact that such independent research has been or is being undertaken, the nature of the project or the results thereof, or (ii) permit the Program or the other Members to participate in such project. If a member engages in independent research, (i) the project shall not be deemed to be undertaken by the Program; (ii) neither the Program nor the other Members shall have any rights or obligations relating thereto by reason of this Agreement; (iii) the Member undertaking such project shall not be credited by the Program with any expenditures or research time relating to such Project; (iv) the other Members shall not have any rights to participate in such project by reason of this Agreement; and (v) the Research Planning Task Force shall not have any right to review or approve any contracts relating to such project. Nothing in this Agreement shall be deemed to constitute a waiver of existing or future proprietary rights that a Member may otherwise possess.

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



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                            UNOCAL CORPORATION
                                                (Registrant)




Date:  November 4, 1997                     By:  /s/ JOSEPH A. HOUSEHOLDER
-----------------------                     ------------------------------
                                            Joseph A. Householder
                                            Vice President, Tax and Comptroller

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